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                                                                  EXHIBIT  10.12

NOTE: Redacted portions have been marked with (***). The redacted portions are subject to a request for confidential treatment that has been filed with the Securities and Exchange Commission.


                     CONTENT PARTNER/DISTRIBUTION AGREEMENT

This Content Partner/Distribution Agreement ("Agreement") is entered into by and between Infoseek Corporation, a corporation duly organized under the laws of California, with its principal place of business at 1399 Moffett Park Drive, Sunnyvale. California 94089-1134. hereinafter referred to as "Infoseek", and The SABRE Group, Inc., a corporation organized under the laws of the State of Delaware with its principal place of business at 4255 Amon Carter Blvd., Fort Worth, Texas, 76155, hereinafter referred to as "Content Partner".

WITNESSETH:

WHEREAS, Infoseek hosts and maintains a U.S. version of the Internet service known as GO Network.

WHEREAS, Content Partner operates an Internet site located at "travelocity.com" which provides various online travel services (including flight, hotel and car reservations) and related travel information.

NOW, THEREFORE, for good and valuable consideration, and in consideration of the mutual covenants and conditions herein set forth, and with the intent to be legally bound thereby, Infoseek and Content Partner hereby agree as follows:

ARTICLE 1. DEFINITIONS

         1.1 AFFILIATE means with respect to a party to this Agreement, any entity that directly or indirectly controls, or is under common control with, or is controlled by, such party; "control" (including, with its correlative meanings, "controlled by" and "under common control with") means possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

         1.2 CENTER means a channel on GO Network devoted to a particular subject (such as Money, Family, or Entertainment). The Travel Center is the Center on GO Network devoted primarily to topics relating to travel.

         1.3 CONTENT PARTNER SERVICE or TRAVELOCITY.COM is the Internet site operated by Content Partner and located at www.travelocity.com.

         1.4 GO NETWORK OR SERVICE is the US version of Infoseek's Internet service located at www.infoseek.go.com, www.go.com and/or such other successor, extension or replacement sites(s) as may be designated by Infoseek, and will always include, without limitation. the primary Internet service operated by Infoseek.

         1.5 GO NETWORK-WRAPPED PAGES means Infoseek/Content Partner co-branded pages with the GO Wrapper that display the Travel Content, as further described herein and in the mock up pages attached hereto as Appendix B.

         1.6 GO WRAPPER means a page with the GO Network Trademarks and includes the GO Network header, GO footer, GO tabs and GO Network copyright notice as shown in Appendix B.

         1.7 LINK means a so-called "hot link" in graphical and/or textual format located on the applicable areas of the Service which takes a User directly to another web site or area within the site.

         1.8 RESERVATIONS LAUNCH PAGES means the GO Network-Wrapped Pages that will appear on the Travel Center (one level below the Travel Center home page) and will guide



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                  Users through the start of the booking process for air, car or hotel travel reservations through Content Partner.

         1.9 TRADEMARKS means trade names, logos, and trademarks and representations of the foregoing.

         1.10 TRAVEL CONTENT means content and services, owned, controlled or supplied by or through Content Partner relating to travel and supplied to GO Network Users pursuant to this Agreement and as further described in Appendix A. As used herein, "Travel Content" includes all travel services supplied to Users by Content Partner through the Service. including, without limitation, reservation services. Fare Watcher, Best Fare Finder City Pair Data, and Flight Paging.

         1.11     USERS means individuals or entities that access GO Network.

ARTICLE 2. DISPLAY OF TRAVEL CONTENT ON GO NETWORK

         2.1 Display of Travel Content. Pursuant to this Agreement, Content Partner will be the preferred online travel reservation service for providing air, car and hotel reservations on GO Network. As used herein, "preferred" means that Infoseek will provide (***) and (***) Links on the Travel Center, at such locations as shall be determined (***) to the (***) and the (***) and placement of such Links on the Travel Center will be consistent with the (***) shown on the (***) attached hereto (***). Infoseek may also include Links to the Travel Center throughout the GO Network. Infoseek may also include Links with attribution to Content Partner on GO Network to Content Partner's Fare Watcher and Flight Paging services (which links will be considered Travel Content), which services shall appear on GO Network-Wrapped Pages. (Emails and pages generated by such services shall also be co-branded by the parties.)

         2.2 GO Network Wrapped Pages. Except as provided herein, the Travel Content will be displayed on GO Network-Wrapped Pages as further described on the mock up pages attached hereto as Appendix B. During the term of this Agreement, the relative prominence and placement of the Travel Content in the Travel Center shall be consistent with prominence and placement of the Travel Content as shown on the mock up pages attached hereto as Appendix B. Except as otherwise provided herein , Infoseek retains the right to adopt or otherwise alter the design, look, and any other attributes of the Service and Service pages, including all links thereon; provided, however, that Content Partner shall not be required to make any material changes to the Content Partner Service or Content Partner's travel engine technology in order to implement such changes. The design of the Reservations Launch Pages will reasonably conform to the reasonable requirements specified by Content Partner in order to properly interface with Content Partner's Service. Subject only to Infoseek's right to control the look and feel of GO Network and to remove content that it reasonably deems objectionable, Content Partner shall refrain from selling tangible products (other than air, car or hotel) on Go Network Wrapped Pages that could place Infoseek in violation of any of its agreements with third parties for exclusive or preferred placement on GO Network (for example. music, books. cars, or credit cards); Infoseek shall be responsible for advising Content Partner in writing of any such restrictions. Content Partner shall be solely responsible for providing the Travel Content, including all related user interfaces, reservation systems, customer support (as described in Appendix A), engineering and editorial content. The GO Network-Wrapped Pages will be hosted as follows:

                  (a) Infoseek will (i) create, host and serve the Reservation Launch Pages on the Travel Center and
                           (ii) host and serve elements of the Content Partner's hotel database as specified Appendix G as well as, with appropriate attribution to Content Partner, Content Partner's Best Fare Finder City Pair Data selected by

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                           Infoseek. The Reservation Launch Pages will Link to
                           GO Network-Wrapped Pages hosted by Content Partner, and the Content Partner Service will be the only travel reservation booking engine on such GO Network-Wrapped Pages. Subject to the restrictions contained in this Agreement, Infoseek shall have the exclusive authority to sell all advertising, promotions and sponsorships on such pages hosted by Infoseek, and Infoseek shall retain all revenues derived from such sales.

                  (b) Content Partner will create, host and serve GO Network-Wrapped Pages that will Link to and from the Reservation Launch Pages and that will permit Users to make travel reservations. Content Partner shall have the exclusive authority to sell all advertising, promotions and sponsorships on such pages, subject to the restrictions contained in this Agreement and, except as expressly provided in Appendix C, retain all revenues derived from such sales. In no event shall Content Partner permit any advertising or promotion of any kind to be displayed on such pages
                           (i) concerning or relating to any GO Network competitor set forth on Appendix E or (ii) in violation of the Infoseek Ad Guidelines, which are attached hereto as Appendix F. The transaction pages hosted by Content Partner (e.g., those pages on which Users actually complete their travel reservations) will bear a modeled GO Wrapper. Appendix E may be amended from time to time upon mutual written agreement of the parties, which shall not be unreasonably withheld or delayed.

                  (c) All travel confirmations shall be the responsibility of Content Partner. Such travel confirmations will have a Link back to GO Network from Content Partner's Service.

                  (d) The parties shall cooperate with each other to create GO Network-Wrapped Pages that meet Infoseek's engineering and User experience requirements. Infoseek shall provide one employee to assist Content Partner in understanding and complying with these requirements.

                  (e) The GO Network-Wrapped Pages shall be developed and implemented in accordance with the implementation schedule attached hereto as Appendix A. The parties shall use commercially reasonable efforts to maintain continuity of the implementation teams of each party to assure a timely, effective launch of the Travel Content.

                  (f) Infoseek may maintain Links on the Reservation Launch Pages (when hosted by Infoseek) and such other GO Network-Wrapped Pages, all as may be mutually agreed upon to Content Partner's Services directed to individuals located in the United Kingdom and Canada ("Content Partner International Services"). Content Partner's International Services available from the Reservations Launch Pages will not contain the Go Wrapper, but upon the mutual agreement of the parties, will contain co-branding as requested by Infoseek.

         2.3 Delivery of Content. Content Partner will deliver to Infoseek the Travel Content to be hosted by Infoseek in a mutually agreeable format, electronically via modem or Internet access (e.g. Internet ftp or Internet e-mail). Content Partner agrees to certify, when requested, that all deliveries hereunder were made electronically. Content Partner will make updates to the Travel Content available to Infoseek and Infoseek shall update the Travel Content hosted by Infoseek on a regular mutually agreed upon basis. Infoseek shall have the right, but not the obligation, to remove from the content hosted by Infoseek, or direct Content Partner to remove, any Travel Content that is in violation of Infoseek's Content Guidelines attached hereto as Appendix H. Content Partner shall cooperate and assist Infoseek by promptly answering questions and complaints

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                  regarding the Travel Content. Each party shall promptly inform the other party of any event or circumstance, and provide all information pertaining to such event or circumstance, related or arising from this Agreement that could reasonably lead to a claim or demand against the other party by any third party.

         2.4 Correction of Errors. Content Partner shall use commercially reasonable efforts to promptly remedy and/or correct any material errors in the Travel Content.

         2.5 Linking. The GO Network-Wrapped Pages Shall not be linked to any Infoseek competitor listed on Appendix E. Content Partner agrees not to override browser back button functionality to prevent Users who link to the Content Partner Service or GO Network-Wrapped Pages from GO Network from returning to GO Network.

         2.6 Costs. Each party will be responsible for its respective telecommunications charges with respect to the provisions of respective portions of the Travel Content to GO Network and to Users.

         2.7      Preferred Reservation Services Partner.

                  (a) Except for any online travel services provided by Infoseek or any of its Affiliates (including, without limitation, The Walt Disney Company), which shall not be restricted by this Agreement, Travelocity will be the only co-branded comprehensive, online travel booking engine, offering air, hotel and car services, directly accessible from the Travel Center home page of GO Network (other than travel services available through advertisements not restricted by this Agreement). The Travel Center home page shall have one attribution to Travelocity, in a format to be mutually agreed to between the parties. Notwithstanding the foregoing, Infoseek and its Affiliates may (i) offer online travel services (which may be co-branded) for air, hotel or car services from the Travel Center home page (for example, an airline or hotel link) and (ii) provide links on the Travel Center home page to specialized travel areas (for example, Deals or Vacation Packages) featuring multiple providers of air, car and/or hotel products. In addition, the Walt Disney Company may, in connection with its online travel services offered on GO Network, partner with third party vendors, including air, hotel and/or car providers to provide online travel services.

                           (i) Infoseek shall not sell banner advertisements for display within the Travel Center to (***) (herein "Travelocity Competitors"); provided, however the foregoing shall not prohibit the display of run of site ads for such Travelocity Competitors within GO Network nor shall the foregoing prohibit the sale of advertisements to the Travelocity Competitors within GO Network's Directory, Search or Community pages, or any pages outside of the Travel Center. The parties may mutually agree to amend the list of Travelocity Competitors; provided, however, that such list may only be amended to include entities whose (***) and (***) business is the provision of online travel services in competition with Content Partner. In the event any competitor is added to the list, one entity must be deleted so that the list shall never consist of more than three (3) competitors. Any such amendments shall be subject to and shall not impact Infoseek's pre-existing agreements with third parties (including, without limitation, any such competitors)

                           (ii) Content Partner shall be entitled to purchase from Infoseek (***) of the available inventory of each of the keywords listed on Appendix D. As used herein "keywords" means words that result in the display of Content Partner's content or advertising on GO Network in response to a User entering such keyword in a search query.

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                  (b)      The restrictions of Section 2.7 (a) and (i) shall not
                           apply to authentic news or editorial content or to content displayed on GO Network (including, without limitation, content provided by or concerning any Travelocity Competitor or any keywords purchased by Content Partner) in response to User queries or searches or content displayed on Infoseek's Search or Web directories. In addition, the restrictions of
                           Section 2.7(a) (and its subsections) shall not apply to any preexisting contracts that Infoseek may have as of the execution date of this Agreement with any Travelocity Competitors; provided, however, that Infoseek agrees that any such contacts shall expire by no later than (***), and shah not be renewed by Infoseek. In addition, the restrictions of Section 2.7(a) and its subsections shall not restrict in any way the ability of Infoseek to package and/or private label its own travel services (independently or together with third parties, other than Travelocity Competitors) or to enter into agreements with other providers of travel related service (other than the Travelocity Competitors), such as, but without limitation. airlines, cruises, car rentals. hotels, bed and breakfast reservations, vacation planners, cruises, discount agencies, and other similar distributors of travel related services and information. Finally, the provisions of Section
                           2.7(a) and its subsections shall apply only to the Travel Center operated by Infoseek and shall not apply to any of Infoseek's Affiliates or their sites, including without limitation, The Walt Disney
                           Company, espn.com or abcnews.com.

                  (c) Content Partner will exercise commercially reasonable efforts to comply with and participate in GO Network commerce initiatives such as, but not limited to, the GO Network credit card program, GO Wallet initiatives, and shopping incentives ("points") programs.

         2.8 Home Page Display. As long as the GO Network Centers continue to be featured on the GO Network home page, during the term of this Agreement, there will always be a Link on the GO Network home page to the Travel Center.

         2.9 Changes to Go Network-Wrapped Pages. From time to time, and after the initial GO Network-Wrapped Pages have been created, Infoseek may request that Content Partner make modifications, enhancements, or other changes to the GO Network-Wrapped Pages hosted by Content Pages (each such requested modification, enhancement or change being a "GO Network Enhancement"). Upon each such request, the parties will negotiate for the purpose of determining mutually acceptable terms and conditions regarding (i) the nature and scope of the GO Network Enhancement, (ii) the allocation of resources necessary by both parties to create the GO Network Enhancement, (iii) the schedule for creating and implementing the GO Network Enhancement, (iv) the allocation of expenses, and (v) ownership of the GO Network Enhancement. Although the parties have no obligation to reach any agreement, upon reaching an agreement the parties will develop the GO Network Enhancement in accordance with the terms thereof.

         2.10 GO-Network Representative. Infoseek shall designate one (1) individual to serve as the primary point of contact for any issues arising from or related to the development, promotion and other operations contemplated by this Agreement (the "Infoseek Contact"). Infoseek may replace the Infoseek Contact at any time and for any reason upon written notice to Content Partner. The Infoseek Contact shall assist Content Partner in maximizing the effectiveness of the advertising acquired by Content Partner under this Agreement.

ARTICLE 3. LICENSE

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         3.1      Grant of License by content Partner. Subject to the terms and conditions of this Agreement, Content Partner hereby grants to Infoseek a worldwide, non-exclusive right and license to use, reproduce, adopt, incorporate, integrate, and otherwise exploit the Travel Content on the Service and a license and right to use Content Partner's trade names, trade dress, and trademarks consistent with Content Partner's guidelines, attached hereto as Appendix I as reasonably necessary with respect to the display and use of the Travel Content on the Service as contemplated by this Agreement.

         3.2 Grant of License by Infoseek. Subject to the terms and conditions of this Agreement, Infoseek hereby grants to Content Partner a limited, non-exclusive license to use the GO Wrapper and related GO Network Trademarks solely on the GO Network-Wrapped Pages and as otherwise described herein and solely as expressly approved in writing by Infoseek. At Infoseek's election, GO Network branding will appear, in the form approved by Infoseek, at Content Partner's reasonable expense, on all printed jackets for airline tickets and itineraries and in all email confirmation messages relating to transactions completed on GO Network-Wrapped Pages. An advertising that appears with the GO Network branding shall be subject to the ad guidelines attached hereto as Appendix F. In no event shall GO Network-Wrapped Pages, emails, airline ticket jackets and other materials which contain GO Network branding include the advertisements of any Go Network competitor, as listed on the attached Appendix E.

ARTICLE 4. USER IDATA

         4.1      User Registration.

                  (a) Content Partner shall ensure that its privacy policy applicable to the Content Partner Service, to the extent applicable to its performance under this Agreement, is consistent with Infoseek's privacy policy, as may be changed from time to time, including, without limitation, including a mechanism that allows Users to opt out of sharing of User data with Infoseek and GO Network.

                  (b) The following illustrates the User registration experience that shall be implemented pursuant to this Agreement (although not all features may be available at launch):

                           (i) Unless otherwise determined by Infoseek, in its sole discretion, Users who have not registered on GO Network shall not be required to register with or provide any personal information to Content Partner in order to access the Travel Content on GO Network unless and until the User elects to purchase travel services from Content Partner. In the future, Infoseek and Content Partner may mutually agree to require Users to register with GO Network before accessing Travel Content on the Service.

                           (ii) Users accessing the GO Network-Wrapped Pages from GO Network who have not registered on GO Network, but have registered with Content Partner on the Content Partner Service, will be invited to register on GO Network upon logging in to Content Partner's Service through the GO Network-Wrapped Pages. In the event any such User wishes to register on GO Network, the User shall be provided, to the extent reasonably possible to implement, (***).

                           (iii) Users who have registered with GO Network and wish to purchase travel services or products from Content Partner via GO Network-Wrapped Pages will be offered a (***) registration process pursuant to which, subject to the User's express consent and knowledge, the User's GO Network Username and password will be transferred to Content Partner and GO Network will receive and maintain a Content Partner generated ID and password to facilitate the User's

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                           use of the Travel Content. Content Partner may
                           request additional information from Users as necessary to provide the Travel Content and related services.

                           (iv) Infoseek and Content Partner shall exercise (***) to integrate Content Partner's registration and booking systems with the global registration system of GO Network to maximize a (***).

         4.2      Ownership of User Data

                  a. Content Partner shall (***) in all User data generated on pages hosted by Content Partner ("Content Partner Users"). Content Partner shall make available to Infoseek, via a method and timing to be mutually agreed upon (but at minimum on a monthly basis), all names and email addresses from each such Content Partner User obtained through the Go Network-Wrapped Pages provided that such User has not opted out of sharing his/her data with parties and provided such disclosure is not prohibited by law or regulation. In addition, except as prohibited by law or regulation and subject to User consent, Content Partner shall provide to Infoseek all available data concerning such Users who access this Content Partner Service from GO Network, concerning products and/or services purchased by such Users, survey and promotion responses, and other demographic information concerning such Users. Infoseek shall have a perpetual, irrevocable, nonexclusive license to reproduce, modify, distribute and otherwise use such information as it deems appropriate, subject to restrictions imposed by applicable law or regulation; provided, however, in no event may Infoseek provide any such information to a Travelocity Competitor, or sell, transfer, rent or disclose such information to third parties, unless such information has been aggregated with other date from GO Network and is not identifiable as Content Partner related data.

                  b. Infoseek shall own (***) all data concerning Users which data is generated on all pages of the Service hosted by Infoseek; provided, however, User data generated on the Reservation Launch pages will be sent to Content Partner as necessary in order to facilitate provision of Travel Content to Users. Content Partner shall have a perpetual, irrevocable, nonexclusive license to reproduce, modify, distribute and otherwise use such information as it deems appropriate, subject to restrictions imposed by applicable law or regulation; provided, however, in no event may Content Partner provide any such information to a competitor of Infoseek named in Appendix E, or sell, transfer, rent or disclose such information to third parties, unless such information has been aggregated with other data from GO Network and is not identifiable as GO Network related data.

         4.3      Traffic/Usage Reports

                  Content Partner shall collect and provide to Infoseek, on a monthly basis, the following information concerning User traffic on the GO Network-Wrapped Pages hosted by Content Partner, and Infoseek shall have an unrestricted, perpetual, irrevocable, nonexclusive license to reproduce, modify, distribute and otherwise use such information as it deems appropriate, subject to restrictions imposed by applicable law or regulation:

                  a. total number of visits to Content Partner's booking engine through the GO Network-Wrapped Pages;

                  b. the number of times each visitor to such pages makes a travel reservation or engages in other travel related transactions;

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                  c.       total number of impressions on GO Network-Wrapped
                           Pages,

                  d. with respect to travel tickets sold: the average ticket price, airlines for which tickets are sold; total percentage of tickets booked as "e-tickets" (e.g., paperless tickets) on Content Partner's Service; individual booking ticket information (e.g., destinations, dates of travel, etc.); and

                  e. total number of calls to Content Partners San Antonio customer service center (described in Appendix A).

                  Infoseek shall collect and provide to Content Partner, on a monthly basis the following aggregate information: number of unique Users visiting the GO Network Travel Center, number of page views on the Travel Center home page, number of page views generated by the Reservations Launch Pages, and the number of redirects from each of the Reservations Launch Pages to GO Network-Wrapped Pages. Such reporting will begin as soon as such information becomes available to Infoseek; the parties acknowledge that such information may not be available during the first few months of the Agreement. Content Partner shall have an unrestricted, perpetual. irrevocable, nonexclusive license to reproduce. modify, distribute and otherwise use all such information as it deems appropriate, subject to restrictions imposed by applicable law or regulation.

         4.4      Communications with GO Network Users

                  During the term of this Agreement, Content Partner shall not send communications or emails of any kind to Users who registered with the Content Partner Service through the GO Network-Wrapped Pages. except a welcome email, travel confirmations as contemplated by this Agreement, and such other communications as may be expressly requested by Users or approved by Infoseek (for example. a Fare Watcher update). All such communications shall be co-branded unless otherwise requested by Infoseek.

                  During the term of this Agreement, Infoseek shall not send communication or emails of any kind to Users who registered with the Content Partner Service through the GO
                  Network-Wrapped Pages, which contain any advertisement or sponsorship from a Travelocity Competitor.

       ARTICLE 5. FEES AND PAYMENTS

                  5.1 Payments. Content Partner will make payments to Infoseek in the amounts and at the times specified in Appendix C. Content Partner will be responsible for the proper payment of all taxes, including sales, excise and value added taxes, which may be levied in connection therewith, exclusive of taxes based upon Infoseek's net income.

                  5.2 Wire Transfers. All payments made to Infoseek hereunder shall be made via wire transfer in accordance with the following instructions, or such other instructions as may be provided to Content Partner in writing by an authorized representative of
                           Infoseek:

                                    Wire transfer, EFT/ACH Payment remittance instructions:
                                    (***)
                                    (***)
                                    ABA Number: (***)
                                    Account Name: (***)
                                    Account Number (***)
                                    Swift ID: (***)



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       ARTICLE 6. CONFIDENTIAL INFORMATION

                  6.1 Disclosures. Either Infoseek or Content Partner may disclose to the other (the "Receiving Party") certain information that the disclosing party deems to be confidential and proprietary ("Proprietary Information"), and technical and other business information of the disclosing party that is not generally available to the public.

                  6.2 Obligations of Receiving Party. The Receiving Party agrees to use Proprietary Information solely in conjunction with its performance under this Agreement and not to disclose or otherwise use such information in any other manner. The Receiving Party, however, will not be required to keep confidential such Proprietary Information that becomes generally available without fault on its part; is already rightfully in the Receiving Party's possession without restriction prior to its receipt from the disclosing party; is independently developed by the Receiving Party; is disclosed by third parties without similar restrictions; is rightfully obtained by the Receiving Party from third parties without restriction; or (to the extent required) is otherwise required by law or judicial process, including, but not limited to, filings required by the Securities and Exchange Commission or similar bodies: provided, however, that the disclosing party shall, to the extent, reasonable, request confidential treatment of such disclosures and shall, to the extent permissible, redact confidential materials before making such filings.

                  6.3 Limitations. Unless required by law or to assert its rights under this Agreement, and except for disclosure on a "need to know basis" to its own employees, Affiliates, and their legal, investment, financial and other professional advisers on a confidential basis, each party agrees not to disclose the terms of this Agreement or matters related thereto without the prior written consent of the other party.

ARTICLE 7. REPRESENTATION AND WARRANTIES

                  7.1 Content Partner. Content Partner represents, warrants and covenants that it is the owner of the Travel Content and/or has the right to grant the rights hereunder. Content Partner represents, warrants and covenants to Infoseek that it holds the necessary rights to permit the use of the Travel Content by Infoseek and its Users for the purpose of this Agreement; that its entry into this Agreement does not violate any agreement with any other party; that its performance under this Agreement will conform to applicable laws and government rules and regulations; (***), the Travel Content is true, accurate and does not contain material errors; Content Partner further represents, warrants, and covenants that the use, reproduction, distribution, transmission, or display of the Travel Content and the sale of products and services by Content Partner or through the Travel Content as contemplated in this Agreement will not
                           (a) violate any laws or any rights of any third parties, including, but not limited to, such violations as infringement or misappropriation of any copyright, patent, trademark, trade dress, trade secret, music, image, or other proprietary or property right, false advertising, unfair competition, defamation, invasion of privacy or publicity rights, moral or otherwise, or rights of celebrity, violation of any antidiscrimination law or regulation, or any other right of any person or entity or (b) contain any material that is unlawful, fraudulent, defamatory, or obscene. Content Partner shall use commercially reasonable efforts to insure that the Content complies with the Content Guidelines attached hereto as Appendix H.

                  7.2 Year 2000 - Content Partner. Content Partner represents, warrants and covenants that, to the best of its knowledge after reasonable inquiry, the systems and technology utilized to operate the Content Partner Service (including, without limitation, Content Partner's reservation systems) are compliant with the following Year 2000 requirements: (a) the occurrence in or use by such systems of dates before, on or after January 1, 2000 will not adversely affect the performance of such systems with respect to date-dependent data, computations, output, or other functions (including, without limitation, calculating, comparing and sequencing); and (b) such systems will not abnormally end or provide invalid or incorrect results as a result of date dependent data.

                  7.3 Year 2000 - Infoseek. Infoseek represents, warrants, and covenants that to the best of its knowledge after reasonable inquiry the systems and technology utilized by Infoseek to operate the GO Network are compliant with the following Year 2000 requirements:
                           (a) the occurrence in or use by such systems of dates before, on or after January 1, 2000 will not adversely affect the performance of such systems with respect to date-dependent data, computations, output, or other functions (including, without limitations, calculating, comparing and sequencing); and (b) such systems will not abnormally end or provide invalid or incorrect results as a result of date dependent data.

                  7.4 Infoseek. Infoseek represents, warrants and covenants to Content Partner that its entry into this Agreement does not violate any agreement with any other party and that Infoseek Content will not (a) violate any laws or any rights of any third parties, including, but not limited to, such violations as infringement or misappropriation of any copyright, patent, trademark, trade dress, trade secret, music, image, or other proprietary or property right, false advertising, unfair competition, defamation, invasion of privacy or publicity rights, moral or otherwise, or rights of celebrity, violation of any antidiscrimination law or regulation, or any other right of any person or entity; or (b) contain any material that is: unlawful, harmful, fraudulent, threatening, abusive, harassing, defamatory, vulgar, obscene, profane, hateful, racially, ethnically, or otherwise objectionable, including, without limitation, any material that supports, promotes or otherwise encourages wrongful conduct that would constitute a criminal offense, give rise to civil liability, or otherwise violate any applicable local, state, national or international laws. As used herein, "Infoseek Content" means any content on the Travel Center that has been authored and created solely by Infoseek or its employees, contractors or agents.

ARTICLE 8. LIMITATION OF LIABILITY; DISCLAIMER

                  8.1 NO CONSEQUENTIAL DAMAGES. EXCEPT FOR EITHER PARTY'S LIABILITY FOR THIRD PARTY CLAIMS AS SPECIFIED IN
                           ARTICLE 12 BELOW, OR EITHER PARTY'S BREACH OF ARTICLE 6, OR DAMAGES ARISING FROM PERSONAL INJURY, IN NO EVENT SHALL EITHER PARTY OR ITS AFFILIATES BE LIABLE TO THE OTHER PARTY OR ITS AFFILIATES FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL OR EXEMPLARY DAMAGES OF ANY NATURE ARISING OUT OF OR RELATED TO THIS AGREEMENT, EVEN IF SUCH PARTY SHALL HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. THE FOREGOING SHALL APPLY REGARDLESS OF THE NEGLIGENCE OR OTHER FAULT OF EITHER PARTY AND REGARDLESS OF WHETHER SUCH LIABILITY SOUNDS IN CONTRACT, NEGLIGENCE, TORT, STRICT LIABILITY OR ANY OTHER THEORY OF LIABILITY.

                  8.2 DISCLAIMER. EXCEPT AS EXPRESSLY SET FORTH IN ARTICLE 7, NEITHER PARTY MAKES ANY, AND EACH PARTY ACKNOWLEDGES THAT THE OTHER HAS NOT MADE ANY, AND HEREBY SPECIFICALLY DISCLAIMS ANY, REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, REGARDING THE SERVICE, THE CONTENT PARTNER SERVICE, THE TRAVEL CONTENT OR THE OPERATION OF THE TRAVEL CONTENT ON THE SERVICE, INCLUDING, BUT NOT LIMITED TO ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

ARTICLE 9. TERM AND TERMINATION

                  9.1 Term. This Agreement shall be effective on the date executed by both parties ("Effective Date") and shall continue in force for an initial term ending twenty-four (24) months from the Effective Date. Upon prior mutual written agreement, the then current term of this Agreement may be renewed at the end of such initial term and each anniversary date thereafter for one (1) year renewal terms. Notwithstanding the foregoing, either party may terminate this Agreement for convenience and without cause upon ninety (90) days prior notice beginning at any time nine (9) months after the Effective Date.

                  9.2 Breach. Either party will have the right to immediately terminate this Agreement if the other party is in default of any material obligation herein and such breach is incapable of being cured, or if such breach is capable of cure, such breach is not cured within thirty (30) days (or fourteen (14) days with respect to any default in any payment obligation) after receipt of written notice of such default from the non-defaulting party or within such additional cure period as the non-defaulting party may authorize.

                  9.3 Content Provider Performance. The average response time of the Go Network-Wrapped Pages hosted by Content Partner will be equal to or better than the average response time provided on Travelocity.com (Response time is

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

                           measured as the time between the receipt of a query over the Internet to the posting of a response on the Internet). Additionally, if the GO Network-Wrapped Pages hosted by Content Partner do not meet the following performance standards, and such failure is not due to force majeure events or the failure of any third party services, hardware, software or telecommunications systems not controlled by Content Partner, Infoseek shall notify the Content Partner in writing and Content Partner shall use reasonable efforts to cure the breach within 24 hours. In the event of more than three (3) such performance failures, of which Infoseek has notified Content Partner and provided an opportunity to cure pursuant to this Section 9.3, in any sixty (60) day period, Infoseek shall have the right to terminate this Agreement upon notice to Content Partner delivered within seven (7) days after the fourth (or greater) such occurrence, without providing any further opportunity to cure. The performance standards are as follows:

                           a. Uptime/Downtime. For any given month during the Term, the GO Network-Wrapped Pages hosted by Content Partner will have a minimum monthly uptime operation of (***) excluding permitted maintenance downtime, provided that such scheduled downtime does not occur at peak traffic times.

                           b. Maintenance Downtime. Actual scheduled maintenance downtime will not exceed (***) in any calendar month. Content Partner has (***) maintenance windows and (***) scheduled (***) maintenance windows each week during which implementations can take place. Implementations are managed so as to avoid system outages, but the possibility exists that the Content Partner Service may become inoperable during an implementation. Currently, these maintenance windows are scheduled during off-peek hours Wednesday, Friday and Saturday, but are subject to change at the sole discretion of Content Partner. Content Partner will notify Infoseek of any changes to the standard maintenance schedule at least (***) in advance of any such change.

                  9.4 Infoseek Performance. The average response time of the Travel Center home page and the Reservations Launch Pages hosted by Infoseek will be equal to or better than the average response time for similar pages hosted by Infoseek on the other GO Network Centers (Response time is measured as the time between the receipt of a query over the Internet to the posting of a response on the Internet). Infoseek agrees that in any given month during the Term, the Travel Center and Reservation Launch Pages hosted by Infoseek will have a minimum uptime operation of (***) excluding Infoseek scheduled maintenance (which shall not exceed (***) per month). If such pages do not meet the preceding performance standards, and such failure is not due to force majeure events or the failure of any third party services, hardware, software or telecommunications systems not controlled by lnfoseek, Content Partner shall notify Infoseek in writing and Infoseek shall use reasonable efforts to cure the breach within (***). In the event of more than (***) such performance failures, of which Content Partners has notified Infoseek and provided an opportunity to cure pursuant to this Section 9.4, in any (***) period, Content Partner shall have the right to terminate this Agreement upon notice to Infoseek delivered within (***) after the (***) such occurrence, without providing any further opportunity to cure.

                  9.5 Survival. The following provisions of this Agreement shall survive the termination or expiration of this
                           Agreement: Section 4.2 (a) (first and last sentences only), Section 4.2(b), 4.3 (as to license granted only), Article 5 (as to fees accrued prior to termination or expiration); Article 6, Article 7 (as to claims arising prior to termination or expiration or claims based on events arising prior to termination or expiration), Article 8, Sections 9.5-9.6, Article 12, and Article 13.

                  9.6 Return of Materials. Upon the termination or expiration of this Agreement, each party shall (a) promptly return all Proprietary Information, and other information, documents, manuals and other materials belonging to the other party, except as may be otherwise provided in this Agreement; and (b) promptly remove the other party's content, branding, links, and any other material provided under this Agreement.

ARTICLE 10. FORCE MAJEURE

         Neither party will be liable for delay or default in the performance of its obligations under this Agreement (other than for non-payment) if such delay or default is caused by conditions beyond its reasonable control, including, but not limited to, fire, flood, accident, earthquakes, telecommunications line failures, storm, acts of war, riot, government interference, strikes and/or walk-outs. In the event of a force majeure event which lasts longer than fifteen (15) days, the party not experiencing the force majeure event may terminate this Agreement upon prior written notice to the other party.

ARTICLE 11. ADVERTISING AND PROMOTION; PUBLICITY

         11.1 Press Releases. Content Partner shall not issue or permit the issuance of any press release or publicity regarding, or grant any interview, or make any public statements whatsoever CONCERNING this Agreement or the Walt Disney Company, without prior coordination with and written approval from Infoseek, which approval may be granted or withheld in Infoseek's sole discretion. Content Partner shall not issue or permit the issuance of any press release or publicity regarding Infoseek or GO NetworK, nor shall Content Partner issue any public statements regarding Infoseek or GO Network, (other than factual statements concerning publicly available information), without the prior written approval of Infoseek. Infoseek shall not issue or permit the issuance of any press releases or publicity regarding, or grant any interview, or make any public statements (other than factual public statements concerning publicly available information) whatsoever concerning this Agreement or Content Partner without prior coordination with and written approval from Content Partner, which approval may be granted or withheld in Content Partner's sole discretion. Content Partner shall not state or imply, in advertisements, writings, or otherwise, that Infoseek or its Affiliates endorse Content Partner's products or services or any other product or service. Within 30 days of the execution of this Agreement, the parties shall each issue a press release announcing the execution of this Agreement; each party shall have the right to review and approve the other party's press release.

         11.2 Joint Marketing Efforts. Content Partner and Infoseek may undertake such joint marketing efforts as may be mutually agreed upon from time to time. Each party shall cooperate and assist the other party by supplying, without charge, reasonable quantities of materials for the other party's marketing and promotional activities. Neither party shall be obligated to participate in any joint marketing efforts, except as expressly provided in Section 11.1 above.

         11.3 Content Partner Advertising. Content Partner will purchase and Infoseek will provide the advertising specified on Appendix C.

ARTICLE 12. INDEMNIFICATION

         12.1 Content Partner. Content Partner agrees to defend, indemnify and hold Infoseek and its officers, directors, agents, employees, and Affiliates harmless from and against any and all third party claims, demands, liabilities, actions, judgments, and expenses, including reasonable fees and expenses of attorneys, paralegals and other professionals, arising out of or related to (i) any breach or alleged breach of any of Content Partner's representations and warranties set forth in Section 7.1; (ii) any injury to person or property caused by any products or services sold by Content Partner, or any User's use of or reliance on the Travel Content; (iii) any injury to person or property caused by any products or services sold through the Travel Content; (iv) any other claim with respect to Content Partner, the Travel Content, or products or services sold by or through Content Partner or its agents, including without limitation, any claim relating to a breach of security relating to any transactions processed by or through Content Partner, or (v) Content Partner's sales or marketing practices. Content Partner shall bear full responsibility for the defense (including any settlements) of any such claim; provided, however, that (a) Content Partner shall keep Infoseek informed of, and consult with Infoseek in connection with the progress of such litigation or settlement; and (b) Content Partner shall not have any right, without Infoseek's written consent, to settle any such claim if such settlement arises from or is part of any criminal action, suit or proceeding or contains a stipulation to or admission or acknowledgment of, any liability or wrongdoing (whether in contract, tort or otherwise) on the part of Infoseek or its Affiliates or otherwise requires Infoseek or its Affiliates to take or refrain from taking any material action (such as the payment of fees).

         12.2 Infoseek. Infoseek agrees to defend, indemnify and hold Content Partner and its officers, directors, agents and employees harmless from and against any and all third party claims, demands, liabilities, actions, judgments, and expenses, including reasonable fees and expenses of attorneys, paralegals and other professionals, arising out of or related any breach or alleged breach of any of (***). Infoseek shall bear full responsibility for the defense (including any settlement) of any such claim; provided, however, that (a) Infoseek shall keep Content Partner informed of, and consult with Content Partner in connection with the progress of such litigation or settlement; and (b) Infoseek shall not have any right, without Content Partner's written consent, to settle any such claim if such settlement arises from or is part of any criminal action, suit or proceeding or contains a stipulation to or admission or acknowledgment of, any liability or wrongdoing (whether in contract, tort or otherwise) on the part of Content Provider or its Affiliates or otherwise requires Content Partner or its Affiliates to take or refrain from taking any material action (such as the payment of fees).

ARTICLE 13. GENERAL TERMS AND CONDITIONS

         13.1 Independent Contractors. The parties to this Agreement are independent contractors. Neither party is an agent, representative or partner of the other party. Neither party shall have any right, power or authority to enter into any agreement for or on behalf of, or to incur any obligation or liability for, or to otherwise bind, the other party. This Agreement shall not be interpreted or construed to create an association, joint venture. co-ownership, co-authorship, or partnership between the parties, or to impose any partnership obligation, fiduciary duty or liability upon either party.

         13.2 No Assignment. Neither party shall assign, sublicense or otherwise transfer (voluntarily, by operation of law, through a change of control or otherwise) this Agreement or any right, interest or benefit under this Agreement, without the prior written consent of the other party; provided, however, that
                  (i) either party may assign this Agreement to any entity that acquires all or substantially all of the assets or shares of such party; provided that the acquiring entity is not a direct competitor of the other party; and (ii) Content Partner may assign this Agreement to any entity that acquires all or substantially all of the assets of the travelocity.com division of Content Partner (through a sale, spinoff, merger, change of control or otherwise), provided that the acquiring entity is not a direct competitor of Infoseek or owned or controlled by any direct competitor. Any attempted assignment, sublicense or transfer by a party in derogation hereof shall be null and void. Subject to the foregoing, this Agreement shall be fully binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns. It Is specifically agreed that Infoseek may assign this Agreement to The Walt Disney Company or one of its Affiliates pursuant to a merger or acquisition of Infoseek by such assignee.

         13.3 No Modifications. No change, amendment or modification of any provision of this Agreement or waiver of any of its terms will be valid unless set forth in writing and signed by the party to be bound thereby.

         13.4 Governing Law. This Agreement shall be interpreted, construed and enforced in all respects in accordance with the laws of the State of New York.

         13.5 No Waiver. The failure of either party to insist upon or enforce strict performance by the other party of any provision of this Agreement or to exercise any right under this Agreement shall not be construed as a waiver or relinquishment to any extent of such party's right to assert or rely upon any such provision or right in that or any other instance; rather the same shall be and remain in full force and effect.

         13.6 Notices. Any notice, approval, request, authorization, direction or other communication under this Agreement shall be given in writing, will reference this Agreement, and shall be deemed to have been delivered and given (a) when delivered personally; (b) three (3) business days after having been sent by registered or certified U.S. mail, return receipt requested, postage and charges prepaid; or (c) one (1) business day after deposit with a commercial overnight courier, with written verification of receipt. All communications will be sent to the addresses set forth below or to such other address as may be designated by a party by giving written notice to the other party pursuant to this
                  Section 13.6.

                                    If to Infoseek:
                                    Infoseek Corporation
                                    1399 Moffett Park Drive
                                    Sunnyvale, CA  94089-1134
                                    Attention:  Legal Department
                                    Tel: (408) 543-6000

                                    If to Content Partner:
                                    The SABRE Group, Inc.
                                    4255 Amon Carter Blvd.
                                    MD 4204
                                    Fort Worth, Texas 76155
                                    Attention: General Counsel
                                    Tel: (817) 967-6897

         13.7 Entire Agreement. This Agreement and the Appendices attached hereto and incorporated herein by reference constitute the entire agreement between the parties and supersede any and all prior agreements or understandings between the parties with respect to the subject matter hereof. Neither party shall be bound by, and each party specifically objects to, any term, condition or other provision or other condition which is different from or in addition to the provisions of this Agreement (whether or not it would materially alter this Agreement) and which is proffered by the other party in any purchase order, correspondence or other document, unless the party to be bound thereby specifically agrees to such provision in writing.

         13.8 Headings/Construction. The headings used in this Agreement are for convenience only and are not to be construed to have legal significance. In the event that any provision of this Agreement conflicts with the law under which this Agreement is to be construed or if any such provision is held invalid by a court with jurisdiction over the parties to this Agreement, such provision shall be deemed to be restated to reflect as nearly as possible the original intentions of the parties in accordance with applicable law, and the remainder of this Agreement shall remain in full force and effect.

         13.9 Counterparts: Facsimile Signatures. This Agreement may be executed in counterparts which taken together shall be regarded as one and the same Agreement. Either party's facsimile signature will be deemed a binding acceptance of this Agreement by such party.

INFOSEEK CORPORATION                   THE SABRE GROUP, INC.


By: /s/ Andrew Newton                  By: /s/ T.B. Jones
    ------------------------------         ------------------------------
Authorized Signature                   Authorized Signature
Print Name: Andrew Newton              Print Name: T.B. Jones
Title: VP General Counsel              Title: President Travelocity.com
Date:7/22/99                           Date: 7/21/99

                                   APPENDIX A

MILESTONES FOR DEVELOPMENT AND IMPLEMENTATION OF GO NETWORK-WRAPPED PAGES:

Content Partner and Infoseek will use commercially reasonable efforts to meet the development and implementation milestones outlined below. The GO Network-Wrapped Pages will be developed and implemented in accordance with the following schedule:

August 13,1999
o GO Network-Wrapped Pages with access to air, car, and hotel modules via Links (not wizards). Best Fare Finder feature, Link to departures and arrivals, and access to map in Content Partner's destination module
o    Co-branded Fare Watcher Emails
o    Customized ticket jackets and invoices

August 27, 1999
o    Wizards for air, car, and hotel modules
o    Hotel database

September 22, 1999
o    Customized flight paging

November 3, 1999
o    Seamless login

CUSTOMER SUPPORT

     (a) Content Partner shall be solely responsible for (a) processing and fulfilling all product and service orders and transactions through the GO Network-Wrapped Pages; (b) all accounting with respect to such orders and transactions, and (c) all customer service and support with respect to such orders and transactions. Content Partner shall provide all of the foregoing services in the same manner as it provides such services with respect to orders received by Content Partner in any other manner and with the high quality consistent with Content Partner's name and reputation, and industry standards.

     (b) To facilitate prompt and effective customer support, Content Partner shall establish a virtual GO Network call center service within its San Antonio customer service center, which call center shall be referred to as the "GO Travel" customer service center. Such center shall employ a sufficient number of customer service representatives who shall process all User inquiries regarding the Travel Content. Inquiries concerning GO Network shall be redirected to the GO Network customer service center.

CUSTOMER SERVICE METRICS

 E-MAIL:
o Each page hosted by Content Partner shall have an e-mail link to customer service.
o All e-mail questions/comments will receive e-mail responses within (***) of receipt if received on a business day (excluding holidays), otherwise as of the next business day.

TELEPHONE SERVICE:
o Content Partner shall provide telephone access to customer service to resolve ticketing and other issues via a toll-free number, which number shall be prominently displayed on the reservation confirmation page. Such telephone number shall be staffed from (***) or during the hours in which Content Partner's primary customer service line is staffed, whichever is greater.
o The average time to answer customer service telephone calls, through either human or mechanical means, shall not be greater than (***).
o The per-call average hold time, measured from when a User selects a customer service option to when a human operator answers the call, shall be less than or equal to (***) for at least (***) of all customers, measured on a daily basis.

FULFILLMENT:
o (***) of all tickets ordered by GO Network Users will be fulfilled or shipped, as required, no later than (***) after receipt of the applicable order, provided that all information supplied by GO Network Users is accurate and complete, as measured on a daily basis. The remaining (***) will be fulfilled no later then (***) after receipt of the applicable order, provided the same criteria is met.

                                   APPENDIX B

         Mock Up Pages (Travel Center Home Page and Travel Reservation Launch
         Page)

Subject to the terms and conditions of the Agreement, these mock ups may change from time to time.
TRAVEL CENTER HOME PAGE

                                  Mock Up Pages

Subject to the terms and conditions of the Agreement, these mock ups may change from time to time.

                            RESERVATION LAUNCH PAGES

                                   APPENDIX C

                                FEES AND PAYMENTS

1. Advertising. Content Partner shall purchase from Infoseek advertising on GO Network as follows:

a. Guaranteed minimum of (***) during the first year of this Agreement, payable in equal monthly installments. In consideration of this payment, Content Partner shall be entitled to advertising on GO Network, based on the following CPM rates, up to an amount equal to (***): Run of site - (***); keywords - (***) spotlights- (***). (These CPM rates represent discounted pricing provided to Content Partner, together with a (***) "frequency" discount, and do not include charges Content Partner may incur for third party advertising agency commissions.)

b. Guaranteed minimum of (***) during the second year of this Agreement, payable in equal monthly installments. In consideration of this payment, Content Partner shall be entitled to advertising on GO Network, based on the following CPM rates, up to an amount equal to (***): Run Site: (***); keywords - (***); and spotlights - (***) (These CPM rates represent discounted pricing provided to Content Partner, together with a (***) "frequency" discount and do not include charges Content Partner may incur for third party advertising agency commissions.)

d. Content Partner shall receive the same rates as described above on all additional advertising (beyond the Guaranteed Minimums described above and subject to availability) placed under this Agreement. Additionally, Content Partner may elect to receive (***) run of site ads per month during the first year and (***) run of site ads per month during the second year, at no additional charge. Content Partner may purchase, subject to available inventory, advertising at various locations within GO Network in the form of keywords, banner ads, spotlights and/or run of site advertising, as determined by Content Partner, with input from Infoseek.

2. Revenue Share/Guarantee.

         (a) Content Partner shall pay quarterly to Infoseek (a) (***) of all Net Revenues received by Content Partner from the sale of products and/or services to Users through GO Network-Wrapped Pages and the Content Partner International Service available through GO Network-Wrapped Pages, if any, and (b) (***) of all Net Revenues received by Content Partner from the sale of advertising on GO Network Wrapped Pages hosted by Content Partner. As used herein, "Net Revenues" means:

                  (i) (***) by (1) any amounts (***); (2) any amounts (***); and (3) any (***);

                  (ii)     (***);

                  (iii)    (***); and

                  (iv)     (***).

         (b) Content Partner guarantees that Infoseek's shares of Net Revenue payable under this Agreement shall be no less than:

                  (***) in the first year of this Agreement (minimum payment of (***) per quarter, until (***) minimum has been met, at which time such (***) minimum payment shall no longer apply).

                  (***) in the second year of this Agreement (minimum payment of (***) per quarter; until (***) minimum has been met, at which time such (***) minimum payment shall no longer apply).

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

                  To the extent Infoseek's revenue share payment earned each quarter exceeds the minimum payments listed above, such additional fees shall be paid to Infoseek each quarter (with the minimum payments). In no event will Content Partner be required to pay Infoseek more than the annual minimum in each year unless the actual revenue share, disregarding the minimums, at such time exceeds the annual minimum in such year.

                  The following example is provided to illustrate the operation of the foregoing provisions:

                  Example: In the first quarter, if Infoseek's share of Net Revenues is (***) Content Partner would make a payment to Infoseek of (***); if, in the second quarter, Infoseek's shares of Net Revenues is (***); Content Partner would pay Infoseek (***), in the third quarter, Infoseek's share of Net Revenues is (***), Content Partner would make a payment to Infoseek of (***); and there would be no minimum payment in the fourth quarter of Year 1 of the Agreement; if, in the fourth quarter, Infoseek's share of Net Revenues is (***), Content Partner would make a payment to Infoseek of (***).

3. Infoseek shall have the right to retain a U.S. nationally prominent or other mutually agreeable independent auditor to whom Content Partner shall allow reasonable access to Content Partner's applicable books of account for the purpose of verifying the amounts due and payable to Infoseek under this Agreement. Access to Content Partner's documentation shall be during Content Partner's regular business hours upon at least fifteen (15) business days prior written notice. In the event that an audit discloses an underpayment of more than (***) of the amount due to Infoseek, Content Partner shall immediately pay to Infoseek the amount of such underpayment and shall pay the reasonable costs of such audit but no more than an amount equal to the underpayment.

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



                              APPENDIX D - KEYWORDS

The keywords set forth below are the initial keywords which Content Partner may purchase, subject to availability. Content Partner may add and modify the list of keywords upon notice to Infoseek, subject to availability and preexisting agreements with third parties.

(***)




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                        APPENDIX E - INFOSEEK COMPETITORS

(***)



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



                  APPENDIX F - INFOSEEK ADVERTISING GUIDELINES

                    Guidelines for Advertising on GO Network

The advertising environment must be appropriate in the context of the GO Network. This "advertising environment" includes the ad unit itself, the advertiser's web site and direct links off of it, the specific destination URL, interstitial or buffer pages, and all other elements that define the guest's online experience.

An advertising environment or advertising materials of the types enumerated in the first grouping below will not be accepted.

In the event that Infoseek notifies Content Partner of any advertisement on a GO Network-Wrapped Page which Infoseek reasonable determines falls into one of the following inappropriate or "potentially" inappropriate categories, Infoseek may request, in writing, that Content Partner remove the ad from the GO Network-Wrapped pages, and Content Partner shall within 48 hours remove the offending ad from such pages.

What is clearly not appropriate?

o   Hard liquor-related (brown goods, white goods, etc.)
o   Tobacco-related (cigarettes, cigars, pipes, chewing tobacco, etc.)
o   Guns/weapons-related (firearms, bullets, etc.)
o   Drugs-related (marijuana, etc.)
o   Gambling-related (casinos, lotteries, etc.)
o   Pornographic-related (sex sites)
o   Crime-related (dealing with the notorious)
o   Death-related (funeral homes, mortuaries)
o   Graphic violence (including certain types of game sites)

What may also be considered by Infoseek as inappropriate?

o Involves unauthorized or unapproved use of GO Network creative assets (including ESPN talent, ABC logos, Disney characters, movie logos, them park imagery, names and marks used in GO Network).
o Involves an advertiser in a category where the privilege of exclusivity has previously been sold to another advertiser. (Only applied to pages with a go.com domain).
o   Involves a copy or parody of current or past GO Network product.
o   Policies-related (lobbyists, PAC sites, political campaigns)
o   Non-hard liquor related (beer, non-alcoholic beer, wine, champagne, etc.)
o Other "controversial topics" (politics, social issues, etc.) as determined by Infoseek in its discretion
o   Involves an implied affiliation or favored status with GO Network.
o Involves unreasonable or highly unlikely product or service claims.


Solicitation of Personal Information from Users shall be governed by the terms of Article 4 of the Agreement. Use of the GO Network-Wrapped Pages will be governed by terms of use that include a representation on behalf of Users, the substance of which provides, that they are of sufficient legal age to use the site and to create a binding legal obligation for any liability they may create by using the GO Network-Wrapped Pages.



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                      APPENDIX G - HOTEL DATABASE ELEMENTS

Content Partner will make available to Infoseek the following elements from Content Partner's hotel database:

Property Number
Chain Code
Property Name
Address
Phone Number
Fax Number
Check in time
Check out time



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                    APPENDIX H - INFOSEEK CONTENT GUIDELINES

                      GUIDELINES FOR CONTENT ON GO NETWORK

All editorial and creative content ("the Content") of the GO Network must be appropriate to the intended user experience and to the content of The Walt Disney Company Sites, ESPN sites, and ABC Sites that will have prominent positioning within GO Network.

Infoseek, at its discretion may offer search results or directory listings that may include links to content outside the GO Network that might otherwise not be appropriate.

What is clearly not appropriate

The following types of Content are clearly not appropriate to be on GO Network or presented in any context that may create a direct or implied associate with The Walt Disney Company Sites:

o   Pornographic or obscene material;
o Content whose primary purpose is to encourage gambling or betting (i.e., poker or 21 card games, roulette, slot machines, etc...) other than sports fantasy games, or approved sweepstakes or games of skill or chance 9certain card games are appropriate and may be included on Infoseek, i.e., solitaire, go fish, matching games, etc...);
o Threatening (i.e., harassment, hate speech) material or content that promotes, encourages, describes, or provides instruction in conduct that would constitute a criminal offense or otherwise violates any law in jurisdictions where the products is marketed.
o Content that is defamatory, illegal or infringes upon the privacy rights of any person or entity.

What may also be considered by Infoseek as inappropriate

Certain types of Content, unless offered in the format of an independent observer providing objective, fair, accurate and impartial information (as may be provided by a news site such as ABCNews.com), may be considered inappropriate for GO Network if it involves, without limitation:

o unauthorized copies, use or parodies of current or past Infoseek products or the product of its affiliates,
o a direct or implied endorsement, affiliation or favored status with Infoseek, GO Network, ESPN, ABC or The Walt Disney Company;
o   inaccurate or misleading information;
o   unreasonable or highly unlikely claims;
o   highly controversial issues (politics, social issues, etc.);
o   death, crime, drugs or violence in an inappropriate context.

Guidelines for Requests for User Information:  See Article 4 of the Agreement


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           APPENDIX I CONTENT PARTNER CONTENT AND TRADEMARK GUIDELINES

CONTENT GUIDELINES

You may not use Travel Content in any manner that is disparaging or that otherwise portrays Content Partner in a negative light. This includes, but is not limited to (a) use of Travel Content in association with any material that is unlawful, harmful, fraudulent, defamatory, vulgar, obscene, profane, racially, ethnically or otherwise similarly objectionable, including, without limitation any material that encourages conduct that would constitute a criminal offense, give rise to civil liability, or otherwise violate any applicable local, state, national or international law, and (b) or used on a page that contains advertising for the promotion of products or services related to tobacco, firearms, sexually explicit material, or the direct sale of alcoholic beverages.

On any page where the Travelocity Best Fare Finder Feature is displayed, it will be displayed with appropriate attribution (`by Travelocity.com")/ You will clearly identify any page that has Travel Content a notice to include, in a legal font size, "Copyright @ 1996-1999 The SABRE Group, Inc. All rights reserved. Travelocity is a service mark of an affiliate of The SABRE Group, Inc." Or such other notice as Content Partner provides from time to time.

TRADEMARK GUIDELINES

All uses of Content Partner's trademarks must be preapproved by Content Partner. All uses of Content Partner's trademarks, and associated goodwill, will accrue to the benefit of Content Partner.


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